CONTACTS:  JERRY B. HOOK, PH.D.         TRACY M. COFFEY
           PRESIDENT & CEO              EXECUTIVE ASSISTANT
           SPARTA PHARMACEUTICALS, INC. SPARTA PHARMACEUTICALS, INC.
           (215) 442-1700, EXT. 205     (215) 442-1700, EXT. 222


FOR IMMEDIATE RELEASE

    SPARTA PHARMACEUTICALS, INC. AND WICHITA STATE UNIVERSITY ANNOUNCE PATENT
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          APPROVAL FOR TWO NOVEL CLASSES OF SERINE PROTEASE INHIBITORS
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HORSHAM, PA, SEPTEMBER 23, 1996 -- SPARTA PHARMACEUTICALS, INC. (NASDAQ: SPTA,
SPTAU, SPTAW AND SPTAZ) today announced that the United States Patent and Trademark Office has granted United States Patent #5,550,139 submitted by Dr. William C. Groutas of Wichita State University.

           Through a Sparta funded grant, Dr. Groutas has created two novel classes of serine protease inhibitors. According to Dr. Jerry B. Hook, President and Chief Executive Officer of Sparta, "These classes of serine protease inhibitors are compounds with tremendous potential to treat many debilitating and life threatening diseases, for which little or no effective treatments are currently available, such as: asthma, emphysema, cystic fibrosis, bronchitis, colitis, psoriasis, sepsis and other inflammatory states." Sparta has been granted an exclusive, worldwide license to develop and commercialize these compounds for human therapeutic use.

           "I am extremely encouraged by the preliminary laboratory results, and am looking forward to Sparta's efforts to bring these compounds into preclinical disease studies and clinical development," said Dr. Groutas. "There have been very promising preliminary results in vitro, such as the potency and specificity of the various compounds. The molecules are readily modified to tailor specificity for a defined target enzyme. With this in mind, we expect low toxicity and therefore fewer side effects."

           This press release contains certain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are made based on management's current expectations and beliefs, and actual results may vary from those currently anticipated based upon a number of factors, including uncertainties inherent in the drug development process, including clinical trials. The Company undertakes no obligation to release publicly any revisions which may be made to reflect events or circumstances after the date hereof.

           Sparta Pharmaceuticals, Inc. is a development stage pharmaceutical company engaged in the business of acquiring the rights to, and developing for commercialization, technologies and drugs for the treatment of a number of life threatening diseases, including cancer, cardiovascular disorders and acute inflammatory diseases.